EXHIBIT 23.4

[STIFEL, NICOLAUS & COMPANY, INCORPORATED]

October 28, 2009

Special Committee of the Board of Directors

Alesco Financial Inc.

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

        Re: Registration Statement on Form S-4 of Alesco Financial Inc.

Members of the Special Committee:

Reference is made to our opinion letter, dated February 20, 2009, with respect to the fairness, from a financial point of view, to the holders of the common stock of Alesco Financial Inc. (“AFN”) of the financial terms of the “Combination” pursuant to the “Merger Agreement” (as such terms are defined in our opinion letter).

The foregoing opinion letter was provided for the information and assistance of the Special Committee of the Board of Directors of AFN in connection with their consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except as provided herein or otherwise with our prior written consent. We understand that AFN has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions “The AFN Special Committee Received an Opinion from its Financial Advisor as to the Fairness, from a Financial Point of View, to AFN’s Stockholders of the Financial Terms of the Business Combination”, “Background of the Business Combination”, “AFN’s Reasons for the Business Combination and Recommendation of AFN’s Board of Directors”, “Risk Factors”, “Opinion of AFN’s Financial Advisor”, and to the inclusion of such opinion as Annex D to the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

/s/ STIFEL, NICOLAUS & COMPANY, INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED